     As filed with the Securities and Exchange Commission on March 14, 1997
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
               (Exact name of issuer as specified in its charter)
                                  P.O. BOX 1000
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                    (Address of Principal Executive Offices)

NEW JERSEY                                              22-1109110
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                 SYSTEMED, INC. 1993 EMPLOYEE STOCK OPTION PLAN
           SYSTEMED, INC. 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
              SYSTEMED, INC. NONQUALIFIED STOCK OPTION PLAN - 1986
               STOCK OPTION AGREEMENTS DATED DECEMBER 15, 1993 AND
                     APRIL 28, 1996 WITH JOHN F. FLOOD, JR.
           WARRANT AGREEMENT DATED DECEMBER 20, 1991 WITH SUTRO
                                      & CO.

                            (Full title of the plans)

                                CELIA A. COLBERT
                     Secretary and Assistant General Counsel
                                MERCK & CO., INC.
                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100
                                 (908) 423-1000
            (Name, address and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|


                         CALCULATION OF REGISTRATION FEE

--------------------------------------- ---------------------- ------------------- ------------------- -------------
         Title of Securities                   Amount               Proposed            Proposed         Amount of
           to be registered                     to be               maximum             maximum         registration
                                             registered          offering price        aggregate            fee
                                                                   per share*       offering price*
--------------------------------------- ---------------------- ------------------- ------------------- -------------

     Common Stock (no Par Value)           145,080 shares           $92.875           $13,474,305          $4,084
--------------------------------------- ---------------------- ------------------- ------------------- -------------


 * The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported on the composite tape of New York Stock Exchange listed issues on March 7, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

 (a) Annual Report on Form 10-K, filed March 20, 1996 for the fiscal year ended December 31, 1995;

 (b) Quarterly Report on Form 10-Q filed on May 14, 1996 for the quarter ended March 31, 1996;

 (c) Form 10-K/A filed on June 24, 1996, amending the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

 (d) Quarterly Report on Form 10-Q filed on August 13, 1996 for the quarter ended June 30, 1996;

 (e) Quarterly Report on Form 10-Q filed on November 12, 1996 for the quarter ended September 30, 1996;

 (f)     Current Report on Form 8-K filed on December 23, 1996;

 (g) Proxy Statement for the Annual Meeting of Stockholders held on April 23, 1996; and

 (h) The descriptions of the Common Stock of the registrant set forth in the registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.


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


         All documents filed by the registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 14 of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock will be passed upon for the Company by Bert I. Weinstein, Assistant General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or


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


not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

         The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.


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


         The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

                  (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit, or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

                  (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested


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

         counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

         The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Company, or are or were serving, shall serve, or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit            Description                                           Method of Filing
Number
4(a)               --Restated Certificate of Incorporation of the        Incorporated by reference to Form 10-K
                   registrant (May 6, 1992)                              Annual Report for the fiscal year ended
                                                                         December 31, 1992

4(b)               --By-Laws of the registrant (as amended effective     Incorporated by reference to Form 10-K
                   June 9, 1994)                                         Annual Report for the fiscal year ended
                                                                         December 31, 1994

5                   --Opinion and Consent of Bert I. Weinstein,          Filed with this Registration Statement
                    Assistant General Counsel of registrant

23                 --Consent of Arthur Andersen LLP                      Included at Page 13 of this Registration
                                                                         Statement

24                 -- Certified Resolution of Board of Directors and     Filed with this Registration Statement
                   Power of Attorney




ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder


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

duly authorized, in the City of New York and the State of New York on the 17th day of December, 1996.

                                                   Merck & Co., Inc.

                                                 By      *
                                                   -----------------------------
                                                   Raymond V. Gilmartin
                                                   (Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer)

                                                 By /s/ Celia A. Colbert
                                                   -----------------------------
                                                   Celia A. Colbert
                                                   (Secretary and
                                                   Assistant General Counsel)
                                                   (Attorney-in-Fact)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----

        *
-------------------------
Raymond V. Gilmartin                    Chairman of the Board, President and    December 17, 1996
                                        Chief Executive
                                        Officer; Principal Executive
                                        Officer; Director

        *
-------------------------
Judy C. Lewent                          Senior Vice President and Chief         December 17, 1996
                                        Financial Officer; Principal
                                        Financial Officer

        *
-------------------------
Peter E. Nugent                         Vice President, Controller; Principal   December 17, 1996
                                        Accounting Officer


        *
-------------------------
H. Brewster Atwater, Jr.                    Director                                December 17, 1996

        *
-------------------------
Derek Birkin                                Director                                December 17, 1996

        *
-------------------------
Lawrence A. Bossidy                         Director                                December 17, 1996

        *
-------------------------
William G. Bowen                            Director                                December 17, 1996

        *
-------------------------
Carolyne K. Davis                           Director                                December 17, 1996

        *
-------------------------
Lloyd C. Elam                               Director                                December 17, 1996

        *
-------------------------
Charles E. Exley                            Director                                December 17, 1996

        *
-------------------------
William N. Kelley                           Director                                December 17, 1996

        *
-------------------------
Samuel O. Thier                             Director                                December 17, 1996

        *
-------------------------
Dennis Weatherstone                         Director                                December 17, 1996


* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange

Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                                                By  /s/ Celia A. Colbert
                                                    ---------------------------
                                                    Celia A. Colbert
                                                    (Secretary and Assistant
                                                    General Counsel)
                                                    (Attorney-in-Fact)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 23, 1996 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1995, as amended by Form 10-K/A dated June 24, 1996 and to all references to our Firm included in or made a part of this Registration Statement.

                                            ARTHUR ANDERSEN LLP

New York, N.Y.

December 17, 1996

                                  EXHIBIT INDEX

------------------------------ ------------------------------------------ ----------------------------------------
       EXHIBIT NUMBER                         DESCRIPTION                              METHOD OF FILING
------------------------------ ------------------------------------------ ----------------------------------------
4(a)                           --Restated Certificate of Incorporation    Incorporated by reference to Form 10-K
                               of the registrant (May 6, 1992)            Annual Report for the fiscal year ended
                                                                          December 31, 1992

4(b)                           --By-Laws of the registrant (as amended    Incorporated by reference to Form 10-K
                               effective June 9, 1994)                    Annual Report for the fiscal year ended
                                                                          December 31, 1994

5                              --Opinion and Consent of Bert I.           Filed with this Registration Statement
                               Weinstein, Assistant General Counsel of
                               registrant

23                             --Consent of Arthur Andersen LLP           Included at Page 13 of this Registration
                                                                          Statement

24                             --Certified Resolution of Board of         Filed with this Registration Statement
                               Directors and Power of Attorney
------------------------------ ------------------------------------------ ----------------------------------------


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